UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]	Definitive Information Statement

CITRINE GLOBAL, CORP.

(Name of Registrant as Specified In Its Charter)

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[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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INFORMATION STATEMENT

OF

CITRINE GLOBAL, CORP.

2 Jabotinsky St., Amot Atrium Tower

Ramat Gan, Israel, 5250501

Tel: + (972) 73 7600341

To Our Stockholders:

This Notice and the accompanying Information Statement are being furnished to the holders (“Stockholders”) of shares of common stock, par value $0.0001 of Citrine Global, Corp. (the “Common Stock”), a Delaware corporation (the “Corporation”), in connection with an action taken by the holders of a majority of the issued and outstanding Common Stock (the “Majority Consenting Stockholders”), which action was approved by written consent on November 22, 2020 (the “Stockholder Consent”), to: approve an amendment of the Corporation’s First Amended and Restated Certificate of Incorporation in order to:

(1)	effect a reverse stock split of the Corporation’s Common Stock at a ratio of between 40-to-1 and 100-to-1, as shall be determined by the Corporation’s board of directors (the “Stock Split”); and

(2)	eliminate the Corporation’s entire authorized class of fifty million (50,000,000) undesignated preferred stock, par value $0.0001 per share (the “Undesignated Preferred Stock”), none of which are issued or outstanding, thereby reducing the total number of shares of capital stock that the Corporation may issue from one billion five hundred fifty thousand (1,550,000,000) shares to one billion five hundred thousand (1,500,000,000) shares, all of which are designated as Common Stock (the “Amendment to Authorized Capital Stock”).

The implementation of the Stock Split and the Amendment to Authorized Capital Stock shall be taken at such future date as determined by the board of directors of the Corporation (the “Board”), as evidenced by the filing of the certificates of amendment with the Secretary of State of the State of Delaware, but in no event earlier than the 20th day after this Information Statement is mailed or furnished to the Stockholders of record as of November 23, 2020. Because the Stock Split the Amendment to Authorized Capital have been approved by the holders of the required majority of the voting power of our voting stock, no proxies were or are being solicited. We anticipate that the Stock Split will become effective within the next 12 calendar months and the Amendment to Authorized Capital Stock will become effective on or about December 28, 2020, at such time as a Certificate of Amendment to our First Amended and Restated Certificate of Incorporation is filed with the Secretary of State of Delaware.

This Information Statement is being sent to you for information purposes only and you are not required to take any action. Please read the attached Information Statement carefully. It describes the essential terms of the Stock Split and the actions to be taken with respect thereto. Additional information about the Corporation is contained in its reports filed with or furnished to the Securities and Exchange Commission (the “SEC”). The Corporation’s reports filed with the SEC, their accompanying exhibits and other documents filed with the SEC may be obtained on the SEC’s website at www.sec.gov.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND THE CORPORATION A PROXY.

By:	Order of the Board of Directors,

By:	/s/ Ora Elharar Soffer
Ora Elharar Soffer
Chairperson of the Board and CEO

Tel Aviv, Israel

December 8, 2020

CITRINE GLOBAL, CORP.

2 Jabotinsky St., Amot Atrium Tower

Ramat Gan, Israel, 5250501

Tel: + (972) 73 7600341

Information Statement Pursuant to Section 14C of the Securities Exchange Act of 1934

This Information Statement is being filed with the SEC on December 8, 2020, in connection with the Stockholder Consent, dated November 22, 2020 (i) to approve the amendment of the Corporation’s First Amended and Restated Certificate of Incorporation in order to (i) effect a reverse stock split of the Corporation’s Common Stock at a ratio of between 40-to-1 and 100-to-1, as shall be determined by the Board; and (ii) eliminate the Corporation’s entire authorized class of fifty million (50,000,000) Undesignated Preferred Stock, thereby reducing the total number of shares of capital stock that the Corporation may issue from one billion five hundred fifty thousand (1,550,000,000) shares to one billion five hundred thousand (1,500,000,000) shares, all of which are designated as Common Stock.

A copy of the Certificate of Amendment to the Certificate of Incorporation effecting the Reverse Stock Split is attached as Exhibit A to this Information Statement (the “Reverse Stock Split Certificate of Amendment”). A copy of the Certificate of Amendment to the Certificate of Incorporation effecting the Amendment to Authorized Capital Stock is attached as Exhibit B to this Information Statement (the “Authorized Capital Stock Certificate of Amendment”).

Pursuant to Rule 14c-2(b) promulgated by the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”), the actions approved by the Majority Consenting Stockholders cannot become effective until twenty (20) days from the date of mailing of the Definitive Information Statement to our Stockholders.

The Reverse Stock Split Certificate of Amendment will be effective upon receipt of approval from the Financial Industry Regulatory Authority (“FINRA”) and the filing with the Secretary of the State of Delaware (the “Reverse Stock Split Effective Date”). New Common Stock certificates will not be issued at the Reverse Stock Split Effective Date. The Corporation’s Common Stock are subject to quotation on the OTC Markets, Pink Open Market, under the symbol “CTGL”.

The Authorized Capital Stock Certificate of Amendment will be effective upon the filing with the Secretary of the State of Delaware (the “Authorized Capital Stock Effective Date”).

DISSENTERS’ RIGHT OF APPRAISAL

The Delaware General Corporation Law does not provide dissenters’ rights of appraisal to our Stockholders in connection with any matter described in this Information Statement.

RECORD DATE AND VOTING SECURITIES

As of November 23, 2020 (the “Record Date”), there were 942,568,006 shares of our Common Stock issued and outstanding and there were no shares of Undesignated Preferred Stock outstanding.

EXPENSES

We will bear the expenses relating to this Information Statement, including expenses in connection with preparing and mailing this Information Statement and any documents that now accompany or may in the future supplement it. We contemplate that brokerage houses, custodians, nominees, and fiduciaries will forward this information statement to the beneficial owners of our Common Stock held of record by these persons, and we will reimburse them for their reasonable expenses incurred in this process.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTER DESCRIBED HEREIN.

ACTIONS TAKEN BY THE BOARD OF DIRECTORS AND MAJORITY CONSENTING STOCKHOLDERS

ACTION I

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

On November 22, 2020, the Majority Consenting Stockholders approved the Stockholder Consent, approving the Reverse Stock Split Certificate of Amendment in order to effect a reverse stock split of the Corporation’s Common Stock pursuant to a range of between 40-to-1 and 100-to-1 (the “Reverse Stock Split”).

Pursuant to the Reverse Stock Split, each five or seven shares of Common Stock, as shall be determined by the Board, will be automatically converted, without any further action by the stockholders, into one share of Common Stock. No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split. Instead, each Stockholder will be entitled to receive one share of Common Stock in lieu of the fractional share that would have resulted from the Reverse Stock Split.

The foregoing description of the Reverse Stock Split Certificate of Amendment is qualified in its entirety by reference thereto, which is attached as Exhibit A to this Information Statement.

Background and Reasons for the Reverse Stock Split

Reducing the number of outstanding shares of our Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our Common Stock in order to attract new investors and may assist us in obtaining a future listing on a national securities exchange. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, we cannot assure you that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Stock Split or that the market price of our Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our Common Stock after a Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

Determination of Reverse Stock Split Ratio

The Board of Directors believes that stockholder approval of an amendment that would allow the Board to determine the exact reverse stock split ratio within a specified range of 40-to-1 and 100-to-1 (rather than stockholder approval of a fixed reverse stock split ratio) provides the flexibility to achieve the desired results of the reverse stock split. In determining the range of reverse stock split ratios to be submitted for stockholder approval, the Board considered numerous factors, including:

●	the projected impact of the reverse stock split ratio on the trading liquidity in our Common Stock and the Corporation’s ability to pursue an initial listing of our Common Stock on a national securities exchange;

●	the potential devaluation of the Corporation’s market capitalization as a result of a reverse stock split;

●	the historical and projected performance of our Common Stock and volume level before and after the reverse stock split;

●	prevailing market conditions;

●	general economic and other related conditions prevailing in the Corporation’s industry and in the marketplace generally;

●	the Corporation’s capitalization (including the number of shares of our Common Stock issued and outstanding); and

●	the prevailing trading prices for our Common Stock and its trading volume.

The Board will consider the conditions, information and circumstances existing at the time when it determines whether to implement a Reverse Stock Split and, if it decides to implement a Reverse Stock Split, the precise reverse stock split ratio.

Principal Effects of the Reverse Stock Split

If the Board implements the Reverse Stock Split, we will amend our First Amended and Restated Certificate of Incorporation by filing the Reverse Stock Split Certificate of Amendment with the Secretary of State of Delaware as set forth on Exhibit A to this Information Statement.

The Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of Common Stock. The Reverse Stock Split will affect all of our common Stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Corporation, except to the extent that the Reverse Stock Split results in any of our Stockholders owning a fractional share. After the Reverse Stock Split, the shares of our Common Stock will have the same proportional voting rights and rights to dividends and distributions and will be identical in all other respects to our Common Stock now authorized. The Reverse Stock Split will not affect the Corporation continuing to be subject to the periodic reporting requirements of the Exchange Act.

The Reverse Stock Split may result in some Stockholders owning “odd-lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

An additional principal effect of the Reverse Stock Split would be to decrease the number of outstanding shares of our Common Stock. Except for de minimus adjustments that may result from the treatment of fractional shares as described below, the Reverse Stock Split will not have any dilutive effect on our Stockholders since each stockholder would hold the same percentage of our Common Stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. The relative voting and other rights that accompany the shares of Common Stock would not be affected by the Reverse Stock Split. The table below sets forth, for informational purposes only, the number of shares of our Common Stock outstanding before and after a Reverse Stock Split assuming a 40-to-1, 60-to-1, 80-to-1 and 100-to-1 ratio based on 942,568,006 shares of Common Stock outstanding as of the Record Date.

	Prior to the Reverse Split	Assuming a 40-to-1 Reverse Split (1)	Assuming a 60-to-1 Reverse Split (1)	Assuming a 80-to-1 Reverse Split (1)	Assuming a 100-to-1 Reverse Split (1)
Aggregate Number of Shares of Common Stock	942,568,006	23,564,200	15,709,466	11,782,100	9,425,680

(1)	Numbers are approximate and do not take into account rounding for fractional shares.

Although the Reverse Stock Split will not have any dilutive effect on our Stockholders, the proportion of shares owned by our Stockholders relative to the number of shares authorized for issuance will decrease because the Reverse Stock Split does not change the current authorized number of shares of Common Stock. The remaining authorized shares may be used for various purposes, including, without limitation, raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, establishing strategic relationships with other companies and expanding our business through the acquisition of other businesses or products. We do not currently have any plans, proposals or arrangements to issue any of the newly available authorized shares that result from the Reverse Stock Split for any purposes.

Anti-Takeover Effects of the Reverse Stock Split

The overall effect of the reverse stock split may be to render more difficult the consummation of mergers with the Corporation or the assumption of control by a principal stockholder, and thus make it more difficult to remove management.

A possible effect of the Reverse Stock Split is to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Corporation’s voting securities and the removal of incumbent management. Our management could use the additional shares of Common Stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent Stockholders that would provide an above market premium by issuing additional shares of Common Stock.

The Reverse Stock Split is not the result of management’s knowledge of an effort to accumulate the Corporation’s securities or to obtain control of the Corporation by means of a merger, tender offer, solicitation or otherwise. Nor is the Reverse Stock Split a plan by management to adopt a series of amendments to the Corporation’s charter or by-laws to institute an anti-takeover provision. The Corporation does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences. As discussed above, the reasons for the Reverse Stock Split are to increase the stock price of our Common Stock and to increase the number of shares of Common Stock that the Corporation is able to issue in order to attract potential investors and conduct equity financings.

Fairness of the Process

The Board of the Corporation did not obtain a report, opinion, or appraisal from an appraiser or financial advisor with respect to the Reverse Stock Split and no representative or advisor was retained on behalf of the unaffiliated Stockholders to review or negotiate the transaction. The Board concluded that the additional expense of these independent appraisal procedures was unreasonable in relation to the Corporation’s available cash resources and concluded that the Board could adequately establish the fairness of the Reverse Stock Split without the engagement of third parties.

Street Name Holders of Common Stock

The Corporation intends for the Reverse Stock Split to treat Stockholders holding Common Stock in street name through a nominee (such as a bank or broker) in the same manner as Stockholders whose shares are registered in their names. Nominees will be instructed to effect the Reverse Stock Split for their beneficial holders. However, nominees may have different procedures. Accordingly, Stockholders holding Common Stock in street name should contact their nominees.

Stock Certificates

Mandatory surrender of certificates is not required by our Stockholders. The Corporation’s transfer agent will adjust the record books of the Corporation to reflect the Reverse Stock Split as of the Reverse Stock Split Effective Date. New certificates will not be mailed to Stockholders.

Reverse Stock Split Effective Date

The Corporation will need to file the Reverse Stock Split Certificate of Amendment to the First Amended and Restated Certificate of Incorporation with the Delaware Secretary of State in order for the Reverse Stock Split Certificate of Amendment to become effective. Under federal securities rules and regulations, we may not file the Reverse Stock Split Certificate of Amendment until at least 20 days after the mailing of this Information Statement to our Stockholders. The Corporation intends to file the Reverse Stock Split Certificate of Amendment as soon as practicable following the expiration of such 20 day period and following the receipt of approval from FINRA, however, our Board reserves the right not to proceed with the amendment at any time before the filing of the Reverse Stock Split Certificate of Amendment.

ACTION II

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO AMEND THE CORPORATION’S AUTHORIZED CAPITAL STOCK

On November 22, 2020, the Majority Consenting Stockholders approved the Stockholder Consent, approving the Authorized Capital Stock Certificate of Amendment in order to eliminate the Corporation’s entire authorized class of Undesignated Preferred Stock, thereby reducing the total number of shares of capital stock that the Corporation may issue.

Description of the Authorized Capital Stock Certificate of Amendment

The Authorized Capital Stock Certificate of Amendment eliminates our entire authorized class of fifty million (50,000,000) Undesignated Preferred Stock, none of which are issued or outstanding, thereby reducing the total number of shares of capital stock that the Corporation may issue from one billion five hundred fifty thousand (1,550,000,000) shares to one billion five hundred thousand (1,500,000,000) shares, all of which are designated as Common Stock.

Effect of the Authorized Capital Stock Certificate of Amendment

The elimination of our authorized class of Undesignated Preferred Stock and the decrease in the authorized shares of our capital stock will not have any immediate effect on the rights of our existing stockholders. In addition, we believe that our business, operations and goals will not be impeded by the elimination of our authorized class of preferred stock or the decrease in the authorized shares of our capital stock.

Amendment to Authorized Capital Stock Effective Date

The Corporation will need to file the Authorized Capital Stock Certificate of Amendment to the certificate of incorporation with the Delaware Secretary of State in order for the Authorized Capital Stock Certificate of Amendment to become effective. Under federal securities rules and regulations, we may not file the Authorized Capital Stock Certificate of Amendment until at least 20 days after the mailing of this Information Statement to our Stockholders. The Authorized Capital Stock Certificate of Amendment shall be filed as soon as practicable following such 20-day period. However, our Board reserves the right not to proceed with the amendment at any time before the filing of the Authorized Capital Stock Certificate of Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table lists the number of shares of Common Stock of our Corporation as of the Record Date that are beneficially owned as of November 23, 2020, by (i) each person or entity known to our Corporation to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) each officer and director of our Corporation; and (iii) all officers and directors as a group. Information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within sixty (60) days. Under the rules of the SEC, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he/she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock Owned (1)
Principal Stockholders
Ora Elharar Soffer (2)	427,033,045	45.31%

Yaron Pitaru (3)	183,726,546	19.49%

Edan Moshe Katz (4)	87,783,913	9.31%

Ilan Ben-Ishay (5)	80,331,896	8.52%

Executive Officers and Directors
Ora Elharar Soffer	427,033,045	45.31%

Ilan Ben-Ishay	80,331,896	8.52%

Ilanit Halperin	1,411,104	0.15%

Doron Birger	0	0%

Officers and Directors as a Group (4 persons)	508,776,045	53.98%

(1)	Applicable percentage ownership is based on 942,568,006 shares of Common Stock outstanding as of the Record Date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock that are currently exercisable or exercisable within 60 days as of the Record Date are deemed to be beneficially owned by the person holding such securities for the purpose of computing ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Includes 159,925,134 shares of common stock owned directly by Ora Elharar Soffer, 65,851,526 shares of common stock owned through Beezz Home Technologies Ltd which is 100% owned by Ora Elharar Soffer, and 201,256,385 shares of common stock owned through Citrine S A L Investment & Holdings Ltd, which is 50% owned by Beezz Home Technologies Ltd.

(3)	Includes 59,579,952 shares of common stock owned directly by Yaron Pitaru, 23,518,402 shares of common stock owned through WealthStone Private Equity Ltd, which is 100% owned by WealthStone Holdings Ltd, which is 50% owned by Yaron Pitaru, and 100,628,192 shares of common stock owned through Citrine S A L Investment & Holdings Ltd, which is 50% owned by WealthStone Private Equity Ltd.

(4)	Includes 42,992,368 shares of common stock owned directly by Edan Moshe Katz, about 8,485,335 shares of common stock owned through WealthStone Private Equity Ltd, which is 100% owned by WealthStone Holdings Ltd, which is 50% owned by Golden Holdings Neto Ltd, which is 36.07956% owned by Edan Moshe Katz, and about 36,306,209 shares of common stock owned through Citrine S A L Investment & Holdings Ltd, which is 50% owned by WealthStone Private Equity Ltd.

(5)	Includes 20,910,608 shares of common stock owned directly by Ilan Ben-Ishay, about 7,765,011 shares of common stock owned through WealthStone Private Equity Ltd, which is 100% owned by WealthStone Holdings Ltd, which is 50% owned by Golden Holdings Neto Ltd, which is 33.01675% owned by Ilan Ben-Ishay, and about 33,224,158 shares of common stock owned through Citrine S A L Investment & Holdings Ltd, which is 50% owned by WealthStone Private Equity Ltd.

ADDITIONAL INFORMATION

The Corporation is subject to the filing requirements of the Exchange Act, and in accordance therewith files reports, proxy/information statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “Exchange Act Filings”) with the SEC. Reports and other information filed by the Corporation can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, NE Washington, D.C, 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE Washington, D.C 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

We will provide without charge an information statement upon written or oral request of such person by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all of the information that has been incorporated by reference in this proxy statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates). Such requests should be directed to the address and phone number indicated below. This includes information contained in documents filed subsequent to the date on which definitive copies of the proxy statement are sent or given to security holders, up to the date of responding to the request.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to Stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Corporation will deliver promptly upon written or oral request a separate copy of the Information Statement to a Stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Corporation should direct the additional copy of the Information Statement, to the Corporation at Citrine Global, Corp., 2 Jabotinsky St., Amot Atrium Tower, Ramat Gan, Israel, 5250501.

If multiple Stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Corporation to mail each Stockholder a separate copy of future mailings, you may mail notification to, or call the Corporation at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Corporation to mail one copy of future mailings to Stockholders at the shared address, notification of such request may also be made by mail or telephone to the Corporation’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Corporation only for informational purposes in connection with the Stockholder actions by written consent described herein, pursuant to and in accordance with Rule 14c-2 under the Exchange Act. Please carefully read this Information Statement.

Order of the Board of Directors,

By:	/s/ Ora Elharar Soffer
Ora Elharar Soffer
Chairperson of the Board and CEO

Tel Aviv, Israel

December 8, 2020

EXHIBIT A

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF CITRINE GLOBAL, CORP.

The undersigned, for the purposes of amending the Certificate of Incorporation, as amended, of Citrine Global, Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST: The Board of Directors of the Corporation (the “Board”) duly adopted, in accordance with Section 141(f) of the DCGL by unanimous written consent of the Board on November 12, 2020, a resolution proposing and declaring advisable the following amendment to restate Article IV of the First Amended and Restated Certificate of Incorporation of said Corporation:

“Reverse Stock Split. Without any other action on the part of the Corporation or any other person, effective upon filing of this Certificate of Amendment with the Secretary of the State of Delaware (the “Effective Time”), each share of the Common Stock issued and outstanding immediately prior to the Effective Time (collectively, the “Pre-Split Common Stock”) shall automatically and without any action on the part of the holder thereof be reclassified such that each ___ (__) shares of Common Stock shall become one (1) share of the Common Stock (such reduction and resulting combination of shares is designated at the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain $0.0001 per share. Each holder of a certificate or certificates of Pre-Split Common Stock shall be entitled to receive a number of shares equal to the number of shares represented by such certificate or certificates of such holder’s Pre-Split Common Stock divided by ____ (__) and then rounded up to the nearest whole number. No fractional shares will be issued in connection with the following Reverse Stock Split.

The total number of shares of capital stock which the Corporation shall have authority to issue is one billion five hundred fifty million (1,550,000,000), of which (i) one billion five hundred million (1,500,000,000) shares shall be a class designated as common stock, par value $0.0001 per share (the “Common Stock”), and (ii) fifty million (50,000,000) shares shall be a class designated as undesignated preferred stock, par value $0.0001 per share (the “Undesignated Preferred Stock”).

Except as otherwise provided in any certificate of designations of any series of Undesignated Preferred Stock, the number of authorized shares of the class of Common Stock or Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares of such class outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation irrespective of the provisions of Section 242(b)(2) of the DGCL.

The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in this Article IV.”

SECOND: The holders of a majority of the issued and outstanding voting stock of the Corporation have approved the amendment to Article IV by majority written consent in accordance with Section 228 of the DGCL.

THIRD: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

FOURTH: The aforesaid amendment shall be effective as of __:00 __.M. Eastern Time on ____________ __, 202_.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation of the Corporation to be duly executed by the undersigned this __ day of ______________ 202_.

CITRINE GLOBAL, CORP.

By:
Name:	Ora Elharar Soffer
Title:	Chairperson of the Board and CEO

EXHIBIT B

CERTIFICATE OF AMENDMENT

TO

FIRST AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF CITRINE GLOBAL, CORP.

The undersigned, for the purposes of amending the Certificate of Incorporation, as amended, of Citrine Global, Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:

FIRST: The Board of Directors of the Corporation (the “Board”) duly adopted, in accordance with Section 141(f) of the DCGL by unanimous written consent of the Board on November 12, 2020, a resolution proposing and declaring advisable the following amendment to restate Article IV of the First Amended and Restated Certificate of Incorporation of said Corporation:

ARTICLE IV

CAPITAL STOCK

The total number of shares of capital stock which the Corporation shall have authority to issue is one billion five hundred (1,500,000,000), of which all shares shall be a class designated as common stock, par value $0.0001 per share (the “Common Stock”).

Except as otherwise provided, the number of authorized shares of the class of Common Stock may from time to time be increased or decreased (but not below the number of shares of such class outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation irrespective of the provisions of Section 242(b)(2) of the DGCL.

The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in this Article IV.

COMMON STOCK

Except as provided by law or in this Certificate:

(a) the holders of the Common Stock shall have the exclusive right to vote for the election of directors of the Corporation (the “Directors”) and on all other matters requiring stockholder action, each outstanding share entitling the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote;

(b) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Corporation’s board of directors (“Board of Directors”) or any authorized committee thereof; and

(c) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.”

SECOND: The holders of a majority of the issued and outstanding voting stock of the Corporation have approved the amendment to Article IV by majority written consent in accordance with Section 228 of the DGCL.

THIRD: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation of the Corporation to be duly executed by the undersigned this __ day of ____________ 2020.

CITRINE GLOBAL, CORP.

By:
Name:	Ora Elharar Soffer
Title:	Chairperson of the Board and CEO